EXHIBIT 2

                                VOTING AGREEMENT

            THIS VOTING AGREEMENT (this "Agreement") is entered into as of February __, 2005, by and among NATEL Engineering Company, Inc., a California corporation ("Parent"), and the undersigned holder of shares, and/or options to purchase shares, of Company Common Stock (as defined below) ("Shareholder").

                                    RECITALS

      A. Parent, Natel Merger Sub, a California corporation ("Merger Sub"), and Hytek Microsystems, Inc., a California corporation (the "Company") are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") pursuant to which (but subject to its conditions) Merger Sub will merge with and into the Company (the "Merger").

      B. Parent is unwilling to expend the substantial time, effort and expense necessary to implement the Merger unless Shareholder enters into this Agreement.

      C. Shareholder believes it is in Shareholder's best interest as well as the best interest of the Company for Parent to consummate the Merger.

      NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

      1. Certain Definitions. For purposes of this Agreement:

            1.1 "Company Common Stock" shall mean the common stock, no par value per share, of the Company.

            1.2 "Expiration Date" shall mean the earliest of: (i) the date upon which the Merger Agreement is validly terminated pursuant to Article 8 thereof; and (ii) the date upon which the Merger becomes effective.

            1.3 Shareholder shall be deemed to "Own" or to have acquired "Ownership" of a security if such Shareholder is the record and/or beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of such security.

            1.4  "Person"  shall  mean  any  individual,   corporation,  limited
liability  company,   partnership,   trust  or  other  entity,  or  governmental
authority.

            1.5 "Subject Securities" shall mean: (i) all Company Common Stock Owned by Shareholder as of the date of this Agreement; and (ii) all additional shares of Company Common Stock over which Shareholder acquires Ownership during the period from the date of this Agreement through the Expiration Date, whether by exercise of an option or otherwise.


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

            1.6 A Person shall be deemed to have a effected a "Transfer" of a security if such Person directly or indirectly: (a) sells, pledges, encumbers, grants an option with respect to, transfers, distributes or disposes of such security or any interest in such security; or (b) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

            1.7 "Voting Shares" shall mean all outstanding Subject Securities with respect to which Shareholder has the power to direct voting.

      Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

      2. Transfer of Subject Securities.

            2.1 Transferee of Subject Securities to be Bound by this Agreement. Shareholder agrees that during the period from the date of this Agreement through the Expiration Date, Shareholder shall not cause or permit any Transfer of any of the Subject Securities to be effected unless each Person to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be Transferred shall have: (i) executed a counterpart of this Agreement; and (ii) agreed to hold such Subject Securities (or interest in such Subject Securities) subject to all of the terms and provisions of this Agreement (except (a) as may be specifically required by court order or by operation of law or (b) the Transfer, and all reasonably necessary action with respect to the Transfer, of any of the Subject Securities in connection with the exercise (cashless or otherwise) of options in an amount that is sufficient to satisfy the payment of any transaction costs and any tax liability incurred by Shareholder in connection with that exercise).

            2.2 No Proxies with respect to Voting Shares; No Inconsistent Actions. Shareholder agrees that during the period from the date of this Agreement through the Expiration Date, Shareholder shall not (i) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Voting Shares or any interest therein; (ii) deposit any of the Voting Shares or any interest therein into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Voting Shares or any interest therein; or (iii) take any other action that would in any way restrict, limit or interfere with the performance of Shareholder's obligations hereunder or the transactions contemplated hereby, in each case, to the extent inconsistent with Shareholder's obligations under this Agreement.

      3. Voting of Shares.

            3.1 Voting. Shareholder agrees that during the period from the date of this Agreement through the Expiration Date:

                  (i) at any meeting of shareholders of the Company, however called, and at every adjournment or postponement thereof, Shareholder shall (a) appear at the meeting, or otherwise cause all Voting Shares Owned by Shareholder, to be counted as present thereat for purposes of establishing a quorum, (b) vote or cause all Voting


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

Shares Owned by Shareholder to be voted in favor of the adoption of the Merger Agreement and (c) vote or cause all Voting Shares Owned by Shareholder to be voted, against (1) any Acquisition Proposal, (2) any amendment of the Company's Articles of Incorporation or Bylaws or other proposal, action or transaction involving the Company or any of its shareholders, which amendment or other proposal, action or transaction would reasonably be expected to preclude fulfillment of a condition precedent under the Merger Agreement to the Company's or Parent's obligation to consummate the Merger and (3) any dissolution, liquidation or winding up of the Company; and

                  (ii) in the event written consents are solicited or otherwise sought from shareholders of the Company with respect to the approval or adoption of the Merger Agreement or with respect to the approval of the Merger, Shareholder shall cause to be validly executed, with respect to all Voting Shares Owned by Shareholder as of the record date fixed for the consent to the proposed action, a written consent or written consents to such proposed action.

            3.2 Grant of Proxy; Appointment of Proxy. Shareholder:

                  (i) hereby irrevocably grants to, and appoints, Parent and any nominee thereof, its proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Shareholder, to vote all Voting Shares Owned by Shareholder, or grant a consent or approval in respect of such shares, in connection with any meeting of the shareholders of the Company as specified in clauses (i) and (ii) of Section 3.1;

                  (ii) represents that any proxies heretofore given in respect of the Voting Shares Owned by Shareholder, if any, are not irrevocable, and that such proxies are hereby revoked;

                  (iii) hereby affirms that this proxy is coupled with an interest and is intended to be irrevocable in accordance with applicable law; and

                  (iv) hereby  affirms  that the proxy set forth in this Section
3.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Shareholder under this Agreement.

      4. Other Agreements.

            4.1 Waiver of Dissenter's Rights. Shareholder agrees that Shareholder will not exercise any rights to dissent from the Merger or demand payment of Shareholder's Subject Securities pursuant to Chapter 13 of the CGCL or any other similar provisions of law in connection with the Merger.

            4.2 Disclosure. Shareholder hereby authorizes Parent and the Company (which is a third party beneficiary of this provision) to publish and disclose in the Proxy Statement (and all other documents and schedules filed with the SEC in


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

connection   with  the   Merger)  the  nature  of   Shareholder's   commitments,
arrangements and understandings under this Agreement.

            4.3 Options under the Company's 1991 Directors' Stock Option Plan. Shareholder hereby agrees that any unexpired and unexercised options under the Company's 1991 Directors' Stock Option Plan which he holds immediately prior to the Merger shall be cancelled, and consideration shall be paid therefor, on the terms and subject to the conditions provided in Section 2.4 of the Merger Agreement.

            4.4 Further Assurances. At the reasonable request of Parent, Shareholder shall execute and deliver, or cause to be executed and delivered, such additional proxies, consents and other instruments, and shall take such further actions for the purpose of carrying out and furthering the intent of this Agreement.

      5. Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to Parent as follows:

            5.1  Authorization,   etc.  Shareholder  has  all  requisite  power,
authority and legal capacity to execute and deliver this Agreement and to perform Shareholder's obligations hereunder. This Agreement has been validly executed and delivered by Shareholder and constitutes the legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject only to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

            5.2 No Conflicts or Consents. The execution and delivery of this Agreement by Shareholder does not, and the performance of this Agreement by Shareholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Shareholder or by which Shareholder or any of Shareholder's properties is bound; (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Shareholder is a party or by which Shareholder or any of Shareholder's properties is bound; or (iii) except for applicable requirements, if any, of the Exchange Act, require any filing by Shareholder with, or any permit, authorization, consent or approval of, any Governmental Entity or other Person, in the case of each of (ii) or
(iii) that, individually or in the aggregate, would adversely affect Shareholder's ability to consummate any of the transactions contemplated hereby.

            5.3 Title to Securities. (i) Shareholder holds of record, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances that would adversely affect the ability of Parent and Company to consummate the Merger or the exercise or fulfillment of the rights and obligations of the Company under the Merger Agreement or of the parties to this Agreement (collectively,


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

"Liens"), the number of outstanding shares of Company Common Stock set forth under the heading "Shares Held of Record" on Exhibit A; (ii) Shareholder holds (free and clear of any Liens) the options and other rights to acquire shares of Company Common Stock set forth under the heading "Options and Other Rights" on Exhibit A; (iii) Shareholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on Exhibit A; and (iv) Shareholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options and other rights specified on Exhibit A. Exhibit A also identifies the social security number of Shareholder and Shareholder's state of residence. As of the date hereof, neither Shareholder nor any of Shareholder's properties or assets is subject to any order, writ, judgment, injunction, decree, determination or award that would prevent or materially delay the consummation of the transactions contemplated hereby.

      5.4 Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict Shareholder from acting in Shareholder's capacity as a director or officer of the Company (it being understood that this Agreement shall apply to Shareholder solely in
Shareholder's   capacity  as  a  shareholder   of  the  Company)  or  voting  in
Shareholder's sole discretion on any matter other than those matters contemplated by Section 3.

      6. Representations and Warranties of Parent. Parent hereby represents and warrants to Shareholder as follows:

            6.1 Authorization, etc. Parent has all requisite power, authority and legal capacity to execute and deliver this Agreement and to perform Parent's obligations hereunder. This Agreement has been validly executed and delivered by Parent and constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject only to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

      7. Miscellaneous.

            7.1 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice):


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

                  (a) if to Parent, to:

                        Natel Engineering Co., Inc.
                        9340 Owensmouth Avenue
                        Chatsworth, CA 91311-6915
                        Attention: John W. Lowrey
                        Facsimile: (818) 734-6530

                        with a copy (which shall not constitute notice) to:

                        Sheppard, Mullin, Richter & Hampton LLP
                        1901 Avenue of the Stars, 16th floor
                        Los Angeles, CA  90067
                        Attention: Linda Michaelson, Esq.
                        Facsimile: (310) 228-3911

                  (b) if to Shareholder: To the address set forth on Exhibit A hereof.

            7.2 Independence of Obligations. The covenants and obligations of Shareholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Shareholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Shareholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Shareholder.

            7.3 Specific Performance. Shareholder agrees that in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, monetary damages, even if available, would be an inadequate remedy. Shareholder accordingly agrees that Parent shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy in any California State court or any Federal court of the United States of America sitting in the State of California to which Parent is entitled at law or in equity.

            7.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, Parent and Shareholder shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.


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

            7.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

            7.6 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.6.

            7.7 Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

            7.8 Attorneys' Fees. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is commenced, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

            7.9 Captions. The captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement

            7.10 Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between Parent and Shareholder with respect to the subject matter of this Agreement.


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

            7.11 Non-Exclusivity. The rights and remedies of Parent under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Agreement, and the obligations and liabilities of Shareholder under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations.

            7.12 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Shareholder.

            7.13 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by Shareholder without the prior written consent of Parent. This Agreement, together with any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by operation of law or otherwise by Parent without the prior written consent of Shareholder upon advance written notice to Shareholder. Any assignments in violation of the preceding sentences shall be void. Subject to the preceding sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, Parent and Shareholder and their respective permitted successors and assigns.

            7.14 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

            7.15 Termination. This Agreement shall automatically terminate on the Expiration Date; provided, however, that the termination of this Agreement shall not relieve Shareholder from any liability for any previous breach of this Agreement.

            7.16 No Exercise Requirement. Nothing in this Agreement shall obligate Shareholder to exercise or convert any options or other rights to acquire shares of Company Common Stock that are Owned by Shareholder.

            7.17 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

            7.18 Construction. For purposes of this Agreement, the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.


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

EXHIBIT 2

            IN  WITNESS  WHEREOF,   Parent  and  Shareholder  have  caused  this
Agreement to be executed as of the date first written above.

                                        NATEL ENGINEERING COMPANY, INC.

                                        By: ____________________________________
                                            Name:
                                            Title:


                                        SHAREHOLDER

                                        By: ____________________________________
                                            Name:


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

                                    Exhibit A


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